UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 5, 2004

DELPHAX TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

12500 Whitewater Drive
Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 939-9000

ITEM 5. OTHER EVENTS AND REG FD DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
Securities Purchase Agreement
Form of 7% Convertible Subordinated Note
Form of Stock Purchase Warrant
Registration Rights Agreement
Amendment No. 2 to Rights Agreement
Loan and Security Agreement
Credit Agreement
Press Release

Items 1, 2, 3, 4, 6, 8, 9, 10, 11 and 12 are not applicable and therefore omitted.

ITEM 5.   OTHER EVENTS AND REG FD DISCLOSURE.

On February 5, 2004, Delphax Technologies Inc. (the “Company”) refinanced its indebtedness to its prior lender by (i) issuing at par $3 million of convertible subordinated notes that were accompanied by warrants to purchase Company common stock, and (ii) entering into new senior credit agreements between the Company and a new senior lender and between the Company’s Canadian subsidiary and a Canadian affiliate of the new lender to the Company.

The subordinated debt financing consisted of a private placement to an accredited investor of $3,000,000 in principal amount of 7% convertible subordinated notes (the “Convertible Notes”) and accompanying four-year warrants to purchase 515,625 shares of Company common stock at an exercise price of $3.51 per share (the “Warrants”). The Convertible Notes are convertible to Company common stock at a conversion price of $3.20 per share, which would result in 937,500 shares being issued if all $3,000,000 in principal of the Convertible Notes were converted at that conversion price. The Convertible Notes bear interest at the rate of 7% per annum, payable quarterly in shares of Common Stock, and principal is due and payable in one lump sum in four years on February 4, 2008, unless earlier paid or converted. Beginning in two years, if the average closing price of the Company’s Common Stock has been above $7.00 per share for the preceding 15 trading days and certain other conditions are met, the Company may issue a notice to redeem the Convertible Notes. Holders of the Convertible Notes would then be required to either convert the Convertible Notes to Common Stock or accept payment of 120% of the outstanding unpaid principal.

As a part of the subordinated debt financing, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of Common Stock issuable as interest on the Convertible Notes, or upon the conversion of the Convertible Notes or exercise of the Warrants. The Company also amended its shareholder rights plan to permit the subordinated debt investors to beneficially own up to 25% of the Company’s Common Stock without being considered an “acquiring person” and triggering the distribution and exercisability of the rights afforded under the rights plan.

The Company’s senior debt financing had both a U.S. and Canadian component. The credit facility for the Company consisted of a secured, three-year term loan of US$114,000 and a secured three-year revolving credit facility of up to US$8,500,000, subject to a borrowing base of accounts receivable and inventory and certain other conditions. The related senior loan to the Company’s Canadian subsidiary consisted of a secured, three-year term loan of US$1,042,000 and a secured three-year revolving credit facility of up to US$4,000,000, subject to a borrowing base requirement and certain other conditions. The senior credit facilities total approximately US$13.7 million, of which the Company and the Canadian subsidiary used about $8.1 million at the closing. These proceeds and proceeds from the issuance of the Convertible Notes were used to pay off all indebtedness to the prior lender and to pay expenses relating to the new senior and subordinated debt.

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Copies of the documents governing the transactions described above are filed as exhibits to this report and are incorporated in this report by reference. The descriptions of the transactions in this report are qualified in their entirety by these documents.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement dated February 4, 2004, between Delphax Technologies Inc. and the Investors

4.2	Form of 7% Convertible Subordinated Note

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

4.4	Registration Rights Agreement dated February 4, 2004, between Delphax Technologies Inc. and the Investors

4.5	Amendment No.2 dated February 5, 2004, to Rights Agreement between the Company and Wells Fargo Bank Minnesota N.A.

4.6	Loan and Security Agreement dated February 4, 2004 between the Delphax Technologies Inc. and LaSalle Business Credit, LLC

4.7	Credit Agreement dated February 4, 2004 between Delphax Technologies Canada Limited and ABN AMRO Bank, N.V., Canada Branch

99.1	Press Release issued February 5, 2004.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

By	/s/ Robert M. Barniskis

Robert M. Barniskis
Vice President and Chief Financial Officer

Dated:  February 6, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement dated February 4, 2004, between Delphax Technologies Inc. and the Investors

4.2	Form of 7% Convertible Subordinated Note

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

4.4	Registration Rights Agreement dated February 4, 2004, between Delphax Technologies Inc. and the Investors

4.5	Amendment No.2 dated February 5, 2004, to Rights Agreement between the Company and Wells Fargo Bank Minnesota N.A.

4.6	Loan and Security Agreement dated February 4, 2004 between the Delphax Technologies Inc. and LaSalle Business Credit, LLC

4.7	Credit Agreement dated February 4, 2004 between Delphax Technologies Canada Limited and ABN AMRO Bank, N.V., Canada Branch

99.1	Press Release issued February 5, 2004.